UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2013

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-52282	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 University Avenue, #17 Palo Alto, California	94301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (650) 566-5064

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Election of Directors

On September 29, 2013, the board of directors (the “Board”) of Cellular Biomedicine Group, Inc. (the “Company”) appointed David Bolocan and Leo Dembinski to the Board. Such appointment became effective October 4, 2013. In addition, on October 5, 2013, the Board of the Company appointed Jeff Auerbach to the Board. Such appointment became effective October 7, 2013.

In connection with the appointment of Mr. Bolocan, Mr. Dembinski and Mr. Auerbach (each a “Director” and collectively, the “Directors”) to the Board, and in accordance with letter agreements between the Directors and the Company, the Company agreed to pay compensation of $30,000 per year to each Director for serving as a director.  In addition, each Director will be eligible to receive a non-qualified stock option under the Company’s 2013 Stock Incentive Plan. The exercise price of the option shall be set by the administrator of the plan on the effective date of the option grant.

A copy of the Form of Director Letter Agreement was previously filed as Exhibit 10.5 to our current report on Form 8-K filed February 12, 2013.

There are no family relationships between the Company and any of the Directors.  The Company has had no transaction since the beginning of its last fiscal year, and has no transaction proposed, in which the Directors, or any member of their immediate family, has a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: October 10, 2013	By:	/s/ Andrew Chan
Andrew Chan, CFO